SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: August 1, 2008

XSUNX, INC.
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(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Enterprise, Aliso Viejo, CA 92656
(New address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 330-8060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. Corporate Governance and Management

Item 5.02 Election of Directors; Appointment of Principal Officers

Effective August 1, 2008, the Company’s Board of Directors adopted a resolution by unanimous written consent appointing Joseph Grimes as a new director to the Company’s board. Mr. Grimes will continue to also serve as the Company’s Chief Operating Officer, duties he has performed since April 2006. Mr. Grimes is 51 years old.

Mr. Joseph Grimes professional resume is as follows;

In addition to Mr. Grimes two years of executive management experience as XsunX’s Chief Operating Officer Mr. Grimes brings to XsunX more than eight additional years of direct experience in thin-film technology and manufacturing operations while employed by Applied Magnetics Corporation from 1985 to 1993 where he acted as manager for thin-film prototype assemblies. From 1993 until its sale to Envisage Technology Corporation in 2005 Mr. Grimes was co-founder, president, and CEO of ISERA Group, a developer of logistical resource optimization and complex scheduling systems servicing the defense, aerospace, and medical industries. Mr. Grimes holds a Bachelor’s degree in business economics and environmental studies, and a Masters in computer modeling and operation research applications, both from the University of California at Santa Barbara.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d)  Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: August 1, 2008

XSUNX, INC.

By: /s/ Tom Djokovich
Tom Djokovich, CEO/President